Exhibit 10.2

AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into on May 11, 2012, by and among BANK OF AMERICA, N.A., a national banking association (“BA”), in its capacity as collateral and administrative agent for the Lenders under the Loan Agreement (as hereinafter defined) (BA, in such capacity, the “Agent”), BA, as Lender under the Loan Agreement (BA, together with the various financial institutions listed on the signature pages hereof, in such capacity, the “Lenders”), the Lenders, INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation (“Parent”), each of the Subsidiaries of Parent listed on Annex I attached hereto (Parent and such Subsidiaries of Parent being herein referred to collectively as the “Borrowers”), and the Subsidiaries of Parent listed on Annex II attached hereto (such Subsidiaries being referred to herein as the “Guarantors”, and Borrowers and Guarantors being referred to herein as the “Credit Parties”).

RECITALS

A. Agent, Lenders and Credit Parties have entered into that certain Loan and Security Agreement, dated as of May 12, 2006 (as amended to date and as it may be further amended, restated, extended, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B. Credit Parties, Agent and Lenders desire to amend the Loan Agreement as hereinafter set forth, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE I

Definitions

1.01 Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

ARTICLE II

Amendments

Effective as of March 30, 2012 (the “Effective Date”), the Loan Agreement is hereby amended as follows:

2.01 Amendment to Section 9.3.7. Section 9.3.7 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“9.3.7. Fixed Charge Coverage Ratio. At any time the aggregate amount of Unrestricted Cash On Hand of the Credit Parties plus Availability is less than $30,000,000, maintain a Fixed Charge Coverage Ratio, on a Consolidated basis, of not less than 1.00:1.00, with respect to the twelve-month period ending on the last day of the preceding fiscal month and on the last day of each fiscal month subsequent to such preceding fiscal month, until such time as the aggregate amount of Unrestricted Cash On Hand of the Credit Parties plus Availability has been at least $30,000,000 for a period of 60 consecutive days.”

2.02 Amendment to Section 9.3.8. Section 9.3.8 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“9.3.8 Extended Period Financial Covenants. During the Extended Period, if there are any Loans then outstanding, maintain (a) a Consolidated EBITDA of more than (i) negative $4,700,000 for the period beginning October 1, 2011, and ending March 31, 2012, (ii) negative $4,850,000 for the period beginning October 1, 2011, and ending April 30, 2012, (iii) negative $4,725,000 for the period beginning October 1, 2011, and ending May 31, 2012, and (iv) negative $4,475,000 for the period beginning October 1, 2011 and ending June 30, 2012, and (b) a Fixed Charge Coverage Ratio, on a Consolidated basis, of not less than 1.00:1.00 (i) for the fiscal month ending July 31, 2012, with respect to the one-month period then ending, (ii) for the fiscal month ending August 31, 2012, with respect to the two-month period then ending, (iii) for the fiscal month ending September 30, 2012, with respect to the three-month period then ending, and (iv) for the fiscal month ending October 31, 2012, with respect to the four-month period then ending.”

2.03 Calculation of EBITDA. The parties hereto agree that notwithstanding anything to the contrary in the Loan Agreement or in any other Loan Document, the calculation of EBITDA shall not reflect any gain or loss now existing or hereafter arising in connection with that certain delinquent payment obligation of IBCS Group, Inc. and Edmund C. Scarborough to Borrower in the present approximate amount of $1,875,000, whether or not such gain or loss would otherwise be recognized under GAAP.

ARTICLE III

No Waiver

3.01 No Waiver. Nothing in this Amendment shall directly or indirectly whatsoever either: (i) be construed as a waiver of any covenant or provision of the Loan Agreement, any other Loan Document or any other contract or instrument or (ii) impair, prejudice or otherwise adversely affect any right of Agent or Lender at any time to exercise any right, privilege or remedy in connection with the Loan Agreement, any other Loan Document or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of Credit Parties or any right, privilege or remedy of Agent or Lenders under the Loan Agreement, any other Loan Document or any other contract or instrument or constitute any consent by Agent or Lenders to any prior, existing or future violations of the Loan Agreement or any other Loan Document. Credit Parties hereby agree and acknowledge that the Credit Parties are expected to strictly comply with their duties, obligations and agreements under the Loan Agreement and the other Loan Documents.

ARTICLE IV

Conditions Precedent

4.01 Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received this Amendment, duly executed by each of the Credit Parties.

(b) The representations and warranties contained herein and in the Loan Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct in all material respects as of the date hereof, as if made on the date hereof, except for those representations and warranties specifically made as of an earlier date, which shall be true and correct in all material respects as of such earlier date.

(c) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Agent.

(d) All organizational proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel.

ARTICLE V

Ratifications, Representations and Warranties

5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Credit Party and Lenders and Agent agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02 Representations and Warranties. Each Credit Party hereby represents and warrants to Lenders and Agent that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite organizational action on the part of such Credit Party and will not violate the organizational or governing documents of such Credit Party; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date, except for those representations and warranties specifically made as of an earlier date, which shall be true and correct in all material respects as of such earlier date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Agent; (d) each Credit Party is in material compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; and (e) no Credit Party has amended its organizational or governing documents since the date of execution of the Loan Agreement other than as has been previously disclosed and delivered to the Agent.

ARTICLE VI

Miscellaneous Provisions

6.01 Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or Agent or any closing shall affect the representations and warranties or the right of Lender or Agent to rely upon them.

6.02 Reference to Loan Agreement. Each of the Loan Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby, and any reference in the Loan Agreement and such other Loan Documents to any other Loan Document amended by the provisions of this Amendment shall mean a reference to such other Loan Documents, as amended hereby.

6.03 Expenses of Agent. As provided in the Loan Agreement, each Credit Party agrees to pay on demand all costs and out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s legal counsel, and all costs and out-of-pocket expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of Agent’s legal counsel and consultants retained by Agent or retained by Agent’s legal counsel.

6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lenders and Agent and each Credit Party and their respective successors and assigns, except that no Credit Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender and Agent.

6.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

6.07 Effect of Waiver. No consent or waiver, express or implied, by Lenders or Agent to or for any breach of or deviation from any covenant or condition by any Credit Party shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.09 Applicable Law. This Agreement and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in and shall be governed by and construed in accordance with the laws of the State of Texas.

6.10 Final Agreement. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY EACH CREDIT PARTY AND LENDERS AND AGENT.

6.11 Release. EACH CREDIT PARTY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER OR AGENT. EACH CREDIT PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDERS AND AGENT AND ITS RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES (INCLUDING ALL STRICT LIABILITIES) WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH ANY CREDIT PARTY MAY NOW OR HEREAFTER HAVE AGAINST LENDERS OR AGENT OR ITS RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS,” INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING,

RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been executed on the date first written above, to be effective as the respective date set forth above.

AGENT:

BANK OF AMERICA, N.A., as Agent

By:	/s/ H. Michael Wills
Name:	H. Michael Wills
Title:	Senior Vice President

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ H. Michael Wills
Name:	H. Michael Wills
Title:	Senior Vice President

Commitment: $20,000,000

WELLS FARGO CAPITAL FINANCE, LLC

By:	/s/ David P. Hill
Name:	David P. Hill
Title:	Vice President

Commitment: $20,000,000

CREDIT PARTIES:

INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ Robert W. Lewey
Robert W. Lewey
Chief Financial Officer

ICS HOLDINGS, LLC
IES COMMERCIAL, INC.
IES CONSOLIDATION, LLC
IES OPERATIONS GROUP, INC.
IES PROPERTIES, INC.
IES PURCHASING & MATERIALS, INC.
IES REINSURANCE, LTD
IES RESIDENTIAL, INC.
IES SHARED SERVICES, INC.
IES TANGIBLE PROPERTIES, INC.
INTEGRATED ELECTRICAL FINANCE, INC.
KEY ELECTRICAL SUPPLY, INC.
THOMAS POPP & COMPANY

By:	/s/ Robert W. Lewey
Name:	Robert W. Lewey
Title:	Chief Financial Officer

IES MANAGEMENT ROO, LP

By: ICS HOLDINGS, LLC

Its General Partner

By:	/s/ Robert W. Lewey
Name:	Robert W. Lewey
Title:	Chief Financial Officer

IES MANAGEMENT, LP

By: INTEGRATED ELECTRICAL SERVICES, INC.

Its General Partner

By:	/s/ Robert W. Lewey
Name:	Robert W. Lewey
Title:	Chief Financial Officer